UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☒	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Trulite, Inc.
(Name of Registrant as Specified In Its Charter)
__________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRULITE, INC.
PRELIMINARY COPY	5 HOUSTON CENTER
For Information of the	1401 McKINNEY STREET, SUITE 900
Securities and Exchange	HOUSTON, TX 77010-4035
Commission Only	(713) 888-0660

_______ __, 2007
Dear Stockholders:

You are cordially invited to attend the 2007 annual meeting of stockholders of Trulite, Inc. to be held on May 23, 2007, at 9:30 a.m., local time, at 5 Houston Center, 1401 McKinney Street, Suite 1900, Houston, Texas 77010. We hope that you will be able to attend the meeting. For those of you who cannot be present at this annual meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with our Board of Directors’ recommendations.

This booklet includes the notice of annual meeting of stockholders and the proxy statement, which contains details of the business to be conducted at the 2007 annual meeting and a proxy card for you to complete and return to us. You will have an opportunity to discuss each item of business described in the notice of annual meeting of stockholders and proxy statement and to ask questions about our operations and our company.

Our Annual Report on Form 10-KSB for the year ended December 31, 2006, which is not part of the proxy statement, is also enclosed and provides additional information regarding our financial results for the fiscal year ended December 31, 2006.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please complete, sign, date and mail promptly the enclosed proxy card in the envelope provided. If you do attend the annual meeting, you may withdraw your proxy and vote your shares in person.

On behalf of our Board of Directors, thank you for your cooperation and continued support.

William Jackson Berger
Chairman of the Board

TRULITE, INC.
5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(713) 888-0660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2007

To the Stockholders of Trulite, Inc.:

NOTICE IS HEREBY GIVEN that the 2007 annual meeting of stockholders of Trulite, Inc. will be held on May 23, 2007, at 9:30 a.m., local time, at 5 Houston Center, 1401 McKinney Street, Suite 1900, Houston, Texas 77010, for the following purposes:

(1)	To elect seven directors to serve until our next annual meeting or until their successors are elected and qualified;

(2)
To approve and adopt an amendment to our Certificate of Incorporation increasing the total number of authorized shares of capital stock we are authorized to issue from 21,500,000 to 51,500,000 shares and increasing the total number of shares of common stock from 20,000,000 to 50,000,000;

(3)	To approve and adopt the Second Amended and Restated Stock Option Plan; and

(4)	To transact such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

We cordially invite you to attend the annual meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Whether or not you expect to attend the annual meeting, please complete, sign, date, and promptly mail your proxy card in the envelope provided. You may revoke your proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may vote your shares in person.

Our Board of Directors has fixed the close of business on April 25, 2007, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

By Order of the Board of Directors

William Jackson Berger
Chairman of the Board

Houston, Texas
_______, 2007

It is important that your stock be represented at the annual meeting regardless of the number of shares you hold. Please complete, sign and mail the enclosed proxy in the accompanying envelope even if you intend to be present at the meeting. Returning the proxy will not limit your right to vote in person or to attend the annual meeting, but will ensure your representation if you cannot attend. If you have shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, sign and return each of the proxy cards you receive so that all of your shares may be voted. You may revoke your proxy at any time before its use.

TRULITE, INC.
5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(713) 888-0660

PROXY STATEMENT

MAY 23, 2007

The Board is soliciting proxies to vote shares of common stock at the 2007 Annual Meeting of Stockholders to be held at May 23, 2007, at 9:30 a.m., local time, at 5 Houston Center, 1401 McKinney Street, Suite 1900, Houston, TX 77010, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about _______, 2007. For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours at our executive offices, located at the address set forth above.

Record Date and Shares Entitled To Vote

The Board has fixed the close of business on April 25, 2007 as the record date, and only stockholders of record as of the close of business on the record date are entitled to notice of and to vote at the annual meeting. Holders of our common stock as of the record date are entitled to vote at the annual meeting. As of the record date, there were 11,785,491 shares of our common stock outstanding, which were held by approximately 42 holders of record. Stockholders are entitled to one vote for each share of our common stock held as of the record date. Holders of our common stock do not have cumulative voting rights with respect to the election of directors.

Quorum

Unless a quorum is present at our annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. Except as may be otherwise required by law or our Certificate of Incorporation, as amended, or Bylaws, the holders of a majority of our shares of common stock entitled to vote and present in person or represented by proxy shall constitute a quorum at a meeting of the stockholders. The persons whom we appoint to act as inspectors of election will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots. Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present or represented at the meeting that abstain from voting or that are the subject of broker non-votes (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as present for purposes of determining a quorum.

Votes Required

The votes required for each of the proposals is as follows:

Election of Directors. If a quorum is obtained, directors are elected by a plurality of the votes cast by stockholders present, in person or by proxy, at the annual meeting and entitled to vote. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked “For” Proposal One will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the votes cast at the annual meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal One.

Approval of Amendment to Certificate of Incorporation. To be approved, the amendment to our Certificate of Incorporation must receive the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date, if a quorum is present. Votes marked “For” Proposal Two will be counted in favor of adoption of the amendment to our Certificate of Incorporation. Abstentions and non-votes will have the same legal effect as a vote against the Proposal Two.

Approval of the Second Amended and Restated Option Plan. To be approved and adopted, the Second Amended and Restated Stock Option Plan must receive the affirmative vote of the holders of a majority of the shares of our common stock represented, in person or by proxy, at the meeting and entitled to vote at the meeting, if a quorum is obtained. Votes marked “For” Proposal Three will be counted in favor of adoption of the Second Amended and Restated Stock Option Plan. Abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present and entitled to vote at the meeting for Proposal Three and will have no effect on the approval of the Second Amended and Restated Stock Option Plan.

Voting of Proxies

Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting. All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the meeting, and they intend to vote on any such other matter in accordance with their best judgment.

How to Vote By Proxy and Revocability of Proxies

To vote by proxy, you must complete, sign, date, and return the enclosed proxy card in the enclosed envelope. Any of our stockholders who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

•	delivering a written revocation of the proxy to us before the annual meeting;

•	signing and returning a later dated proxy to us; or

•	appearing at the annual meeting and voting in person.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. Our stockholders whose shares are held in the name of its broker, bank, or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

In order to be counted, we must receive votes cast by proxy prior to the annual meeting.

Solicitation of Proxies

Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by our directors, officers and employees. Directors, officers, and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. If necessary, in addition to solicitation by mail, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. We will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so. We will pay the cost of solicitation of proxies.

Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our Corporate Secretary, Trulite, Inc., 1401 McKinney Street, Suite 900, Houston, Texas 77010 by no later than _________, 2007, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding stockholder proposals and our bylaws.

If you want to present a proposal at the 2007 annual meeting in person but do not wish to have it included in our proxy statement, you must submit it in writing to our Corporate Secretary, at the above address, by ______, 2007 to be considered timely, in accordance with the specific procedural requirements set forth in our Bylaws. If you would like a copy of these procedures, please contact our Corporate Secretary for a copy of our Bylaws.

Pursuant to the rules of the Securities Exchange Act of 1934, we may use discretionary authority to vote with respect to stockholder proposals presented in person at the annual meeting if the stockholder making the proposal has not given us timely notice of such proposal.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the annual meeting of stockholders, we are required to send to each stockholder of record a proxy statement and annual report, and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some stockholders hold shares of our common stock in multiple accounts, this process results in duplicate mailings of proxy statements and annual reports to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save us the cost of producing and mailing duplicate documents as follows:

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact Jeri Porto by mail at Trulite, Inc., 1401 McKinney Street, Suite 900, Houston, Texas 77010, by telephone at (713) 888-0660 or by e-mail at jporto@trulitetech.com.

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other Trulite stockholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may contact Jeri Porto by mail at Trulite, Inc., 1401 McKinney Street, Suite 900, Houston, Texas 77010, by telephone at (713) 888-0660 or by e-mail at jporto@trulitetech.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

We have one class of directors. The term of office of each director expires at the annual meeting of stockholders or until his successor is duly elected and qualified. Our Bylaws require that the Board of Directors be elected at each annual meeting of stockholders. At this year’s meeting, seven directors are to be elected for terms of one year, to hold office until a successor shall have been elected and shall have qualified. The nominees for director are: Jonathan Godshall, William Jackson Berger, Richard Hoesterey, General Randolph House, John Sifonis, John White, and Kyle Willis. We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board of Directors names one.

Required Vote and Recommendation

If a quorum is obtained, directors are elected by a plurality of the votes cast by stockholders present, in person or by proxy, at the annual meeting and entitled to vote. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked “For” Proposal One will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the votes cast at the annual meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal One. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

Board of Directors and Executive Officers

The following table sets forth the names, ages, and positions of our executive officers, directors and director nominee. The only current director not a nominee for reelection is Eric Melvin.

Name	Age	Position

Jonathan Godshall	58	President, Chief Executive Officer, and Director
William Jackson Berger	33	Chairman of the Board of Directors
Richard Hoesterey	64	Director
General Randolph House	61	Director
Eric Melvin	43	Director
John Sifonis	66	Director
John White	58	Director
W. Kyle Willis	59	Director Nominee
Kenneth Pearson	52	Chief Operating Officer
Wade Stubblefield	40	Chief Financial Officer

Director Nominees

Jonathan Godshall, President, Chief Executive Officer and Director.

Jonathan Godshall joined our company in June 2006 as a management consultant. On August 11, 2006 Mr. Godshall became the President and CEO of our company. Effective October 16, 2006, Mr. Godshall was elected a director of our company. From 1973 through 1986, Mr. Godshall held various positions with Anderson Clayton & Co., a diversified food, agribusiness, and consumer products company. This included responsibility for businesses up to $350 million in revenue as vice president and general manager of Anderson Clayton foods (Edible Oils). Next, as President and CEO of Igloo Corporation, Mr. Godshall led a successful LBO of the company in 1987, and continued as CEO there for 15 years until 2001 when he participated in the sale of Igloo. During Mr. Godshall’s tenure there, Igloo’s revenues tripled. Mr. Godshall served as the President and Chief Executive Officer of Home Fragrance Holdings, a private equity owned candle manufacturer from 2002 to 2004, and has also held various consulting and Board assignments during that time. Mr. Godshall holds a B.A. in International Studies form the University of North Carolina (Morehead Scholar, Phi Beta Kappa) and an M.B.A. from Harvard Business School.

William Jackson Berger, Chairman of the Board of Directors.

William Jackson Berger has more than nine years of experience in the energy industry and has served as Chairman of the Board of Directors of Trulite since July 22, 2004. Mr. Berger is Chairman of the Board and Chief Executive Officer of SREG and Chief Executive Officer of Standard Renewable Energy, LP. Mr. Berger also serves as Chairman of the Board and Chief Executive Officer of Newpoint Energy Solutions, L.P. and Chairman of the Board of Directors of Galveston Bay Biodiesel, LP. During 1996-2001, Mr. Berger worked as a trader at Enron Corp., an energy trading entity. From January 2002 through December 2003, Mr. Berger was employed by the Federal Energy Regulatory Commission, advising on trading activities in the natural gas and power markets. In addition, he assisted the FERC with regard to how a commercial trading operation is set up with information services and models to predict power loads of utilities. He also helped analyze regulatory issues with distributed generation and interconnection into the power grid. Mr. Berger was able to show the FERC how to analyze the impact of credit quality of market participants on liquidity in the power and natural gas markets. He also served as an advisor to the drafters of the Standard Market Design regulatory document, which is currently being considered by the United States Congress. Mr. Berger graduated cum laude from Texas A&M University with a B.S. in civil engineering in 1996. In 2003, Mr. Berger graduated from Harvard Business School with an MBA.

John Sifonis, Director.

John Sifonis joined our company as its President and Chief Executive Officer and as a director in October 2004. Mr. Sifonis resigned as President and Chief Executive Officer of our company August 11, 2006, but remains a director of our company. From July 1998 to October 2004 Mr. Sifonis was the Managing Director of the Internet Business Solutions Group at Cisco Systems, Inc. From December 1991 to July 1998, Mr. Sifonis was the Chief Executive Officer of SAI International, LLC. From January 1976 to August 1989 Mr. Sifonis was a Senior Partner in the Management Consulting Group of Ernst & Young. While at Ernst & Young, Mr. Sifonis also served as the National Director of the Strategic Management Consulting Group. He received a Bachelor of Science Degree in Management Science from Case Institute of Technology in 1963 and has completed additional post graduate studies at Case Institute in Operations Research.

Richard K. Hoesterey, Director.

Richard (Dick) Hoesterey has served as a director of Trulite since May 2006 and is an experienced executive with over thirty-five years in general management and manufacturing operations management in a variety of industries including electronics, industrial goods, and power regulation. His management experience includes roles as officer and board member of private and public companies. Mr. Hoesterey joined Components Corporation of America (“CCA”) in 1997, and has served as CCA’s President and Chief Executive Officer since 2000. CCA operates as a holding company and currently has three wholly-owned subsidiary companies, which function as self-contained, stand-alone companies. These businesses are focused on design, manufacture and sale of electrical control technology components and subsystems for industrial, commercial, military, and government markets. Prior to becoming the CEO of Components Corporation, Mr. Hoesterey was a Senior Partner with Thomas Group, Inc. from 1990 to 1997. In this capacity, he was a Program Results Manager and Change Agent for several clients. From 1986 to 1990, Mr. Hoesterey was an Executive Vice President for EPI Technologies. In the capacity of Executive Vice President, he directed the growth and development of the Component Processing Division. He also directed the corporate level functions of Human Resources, Facilities and Sales. From 1984 to 1986, Mr. Hoesterey was a Director, Material Services with Compaq Telecommunications Corporation, a start-up company in the computer telephone industry. He was responsible for Purchasing, Production Planning & Control, and Material Services. From 1978 to 1986, Mr. Hoesterey was employed by Harris Corporation in a number of management positions including Director/Plant Manager, Equipment Refurbishment; Director, Manufacturing Systems Implementation; and, Director, Materials. From 1969 to 1976, Mr. Hoesterey worked for the Xerox Corporation in a number of management positions in the areas of operations, logistics, new product introductions, business improvement programs, and several MRP implementations. From 1966 to 1969, Mr. Hoesterey was a 1st Lieutenant in the U.S. Army. Mr. Hoesterey received a BBA in Industrial Management from Clarkson University in 1965 and has completed additional post graduate studies in business at Rochester Institute of Technology. He also has an APICS Certification in Production and Inventory management.

General Randolph House, Director.

General House, a Director of our company, is a retired U.S. Army Lieutenant General. Prior to his retirement in 2003, General House served the Army for thirty-three years. Notably, General House was Deputy Commandant, U.S. Army Command and General Staff College at Fort Leavenworth, Kansas. In 1996, General House was assigned to the Pentagon as Senior Military Assistant to the Secretary of Defense, Dr. William Perry. In 1997, General House was assigned as the Assistant Chief of Staff for Installation Management, Department of the Army. Later that year, he assumed command of the Eighth United States Army and Chief of Staff, United Nations Command/Combined Forces Command/United States Forces in Seoul, Korea. In 1998, General House received his second three star assignment as the Deputy Commander-in-Chief and Chief of Staff, United States Pacific Command. General House earned a Bachelor’s Degree in 1968 from Texas A&M University. He also received a Master’s Degree from Clemson University.

John White, Director.

John White was named a director of our company effective October 16, 2006. Since July 1, 2006, Mr. White has served as General Counsel and Senior Vice President of Government/Investor Relations of Standard Renewable Energy Group, LLC. From March 1, 2003 to June 30, 2006, Mr. White was a partner in the Houston, Texas office of Jones, Walker, Waechter, Poitevent, Carrere & Denegre LLP and from January 1, 2004 until June 30, 2006 was Managing Partner of that office. Mr. White was a partner in the law firm of Winstead Sechrest and Minick PC from February 1, 2002 until February 28, 2003. Mr. White is Chairman of the Texas A&M University System Board of Regents.

W. Kyle Willis, Director Nominee.

W. Kyle Willis is currently Vice President and Chief Financial Officer of Ridgeway Petroleum Corp., an enhanced oil recovery company and producer of helium and CO2 gasses in Arizona and New Mexico. From April 2005 to November 2006, Mr. Willis was Vice President Finance for two years with Gulf Energy Management Company, a subsidiary of Harken Energy Corp. engaged in oil and gas exploration in the United States. From 2001 through 2004, he was Vice President and Chief Financial Officer of TransAtlantic Petroleum Corp., an oil and gas exploration company with operations in the US, Nigeria and Egypt. He served as Vice President of DrillTube International, Inc., a drill pipe manufacturing company and subsidiary of Weatherford International from 1997 until 2002. From 1992 through 1996, Mr. Willis was Executive Vice President, Chief Financial Officer and Director of Buttes Gas & Oil Co., with exploration activities in the US and Canada, agriculture activities in California and providing offshore drilling services in the Gulf of Mexico. From 1983 through 1991, Mr. Willis was engaged by four national venture capital firms where he conducted financial restructurings and operational workouts of technology investments and assisted emerging technology business startups. During this period, he served as President of TCS Software, Inc., a software developer, Vice President of Image Data Corporation, a video imaging communications manufacturer, and Southwest Network Services, a wide-area data network services provider. Following initial positions engaged in public accounting with Deloitte, his career includes over 30 years of financial executive experience with companies engaged in oil and gas exploration, oilfield service and oilfield equipment manufacturing, principally in the US and Canada. Mr. Willis has served as chief financial officer of four public companies with securities listed on exchanges in the US and Canada. Mr. Willis holds a degree in Accounting from Texas A&M University and is a Certified Public Accountant.

Director—Term Expiring 2007

Eric Melvin, Director.

Eric Melvin, a director of our company, is the founder, President, and Chief Executive Officer of Mobius Risk Group, a provider of energy risk management outsourcing and advisory services. Prior to forming Mobius Risk Group, from 2000 to 2001, Mr. Melvin worked as the VP, New Business Ventures at Enron Energy Services, a subsidiary of Enron Corp. Mr. Melvin received his BGS from the University of Michigan, Ann Arbor in 1985. He also earned a JD from the University of Detroit, School of Law in 1990.

Executive Officers

Jonathan Godshall, President, Chief Executive Officer and Director

Biographical information included above.

Kenneth Pearson, Chief Operating Officer.

Kenneth Pearson became the Chief Operating Officer and Vice President of Product Development of our company effective January 1, 2007. From November 2005 until January 2007, Mr. Pearson was an independent consultant. From 2001 until 2005, he was the Chief Operating Officer of Jadoo Power Systems Inc., where he launched the company and its products. Jadoo’s primary product lines are portable fuel cell power, metal hydride storage and refilling products. During his tenure, he created and managed Jadoo’s infrastructure, product development team and strategy, intellectual property strategy, supply chain relationships and a state of the art fuel cell development and manufacturing facility. Over the past 28 years Mr. Pearson has developed a track record in the management of technology companies in a broad range of industries from fuel cells, medical devices, electronics and aerospace. Mr. Pearson holds a BSME degree and has over four additional years of formal management training. He also is certified in operations by the Association for Operations Management. Mr. Pearson held a position on Jadoo Power Systems Board of Directors for three years and was elected to the National Hydrogen Associations Board of Directors in 2004.

Wade Stubblefield, Chief Financial Officer.

Wade Stubblefield has served our company as Chief Financial Officer since December 14, 2006, and since October 2006 has served as Chief Financial Officer of Standard Renewable Energy Group, LLC. From April 2004 to October 2006, Mr. Stubblefield served as Vice President and Corporate Controller of Group 1 Automotive, Inc., a Fortune 500 automotive retailer. At the time, Group 1 Automotive’s operations encompassed 95 auto dealerships concentrated in 14 geographic locations. From December 2001 to April 2004, Mr. Stubblefield served as Managing Director of Enron’s Wholesale and Retail Estate, where he was responsible for financial and accounting matters during post-bankruptcy operations. This organization consisted of 35 subsidiaries with 100 divisions and a net asset value of approximately $6.0 billion. From August 1999 to December 2001, Mr. Stubblefield served as Vice President of Financial Operations for Enron Energy Services, a division of Enron Corp. with total annual sales of commodity and services approaching $6.0 billion, total assets of approximately $4.5 billion, and approximately 7,000 employees.

CORPORATE GOVERNANCE

Board of Directors and Board Meetings

We are managed under the direction of our Board of Directors. Our directors generally serve one-year terms from the time of their election until the next annual meeting of stockholders or until their successors are duly elected and qualified. The size of our Board of Directors is currently set at seven members, and we currently have seven directors including four non-employee directors. Our Board of Directors held nine meetings in 2006. Our Board of Directors has one standing committee, the compensation committee, which is further described below. Each of our directors attended at least 75% of the aggregate of the total number of meetings held by our Board of Directors and meetings of the compensation committee of our Board of Directors on which such director served during 2006. Our Board of Directors has not adopted a policy requiring attendance by board members at our annual meeting of stockholders. However, we expect that each member of the Board of Directors will attend the 2007 annual meeting in person or by telephone.

Committees of the Board of Directors

Compensation Committee

Messrs. House, Hoesterey, and Berger have been acting as the compensation committee. Mr. Hoesterey has been serving as the chairman of the compensation committee. The compensation committee has not finalized the compensation committee charter but intends to adopt one in 2007 and intends to make the charter, once approved, available on our website at www.trulitetech.com. The compensation committee met telephonically three times in 2006.

The compensation committee has responsibility for all aspects of the compensation program for our executive officers, including those who have attained the title of Vice President or above, and those who report directly to the Chief Executive Officer.

The compensation committee has the power to retain outside counsel, compensation consultants, or other experts and will receive adequate funding from us to engage such advisors. The compensation committee has the sole authority to retain, compensate, terminate, and oversee executive compensation consultants, who are accountable ultimately to the compensation committee.

The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from our chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full Board of Directors for ratification.

The compensation committee is responsible for administering all of our equity-based plans. The Board of Directors, however, expects to authorize our chief executive officer to grant individual stock awards to non-executive employees between scheduled meetings of the compensation committee. The compensation committee also periodically reviews compensation and equity-based plans and makes its recommendation to the Board of Directors with respect to these areas.

Nominating Committee

Our Board of Directors does not have a standing nominating committee. The entire Board of Directors participates in the consideration of director nominees. Our Board of Directors does not consider it necessary to establish a nominating committee because our Board of Directors is relatively small in size and believes it can operate more effectively in concert.

In appointing nominees for board membership, our Board of Directors takes into account skills, expertise, integrity, diversity and other qualities that are expected to enhance the board’s ability to manage and direct the business and affairs of our company. In general, nominees for director should have an understanding of the workings of business organizations such as our company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board of Directors.

We expect that our Board of Directors will, from time to time, seek to identify potential candidates for director nominees to sustain and enhance the composition of the Board of Directors with the appropriate balance of knowledge, experience, skills, expertise and diversity. In this process, the Board of Directors will consider potential candidates proposed by any member of the Board of Directors, by management or by stockholders, and has the sole authority to retain a search firm to assist in this process, at the expense of the company. Kyle Willis was identified by Bellaire Consulting, an executive search firm engaged by the Board of Directors. Stockholder nominations for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Board of Directors to assess his or her qualifications. Nominations must be addressed to the Chairman of the Board of Directors in care of the Secretary of the company at Trulite, Inc., 1401 McKinney Street, Suite 900, Houston, Texas 77010.

In considering candidates submitted by stockholders, our Board of Directors will take into consideration the needs of the Board of Directors and the qualifications of the candidate. We do not have a specific policy with respect to the consideration of any director candidates recommended by stockholders. Our Board of Directors believes that such a policy is unnecessary because they will consider all recommended director candidates without regard to the source of the recommendation.

Once a person has been identified by our Board of Directors as a potential candidate, the Board of Directors, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Thereafter, if the Board of Directors determines that the candidate has potential, a more in-depth consideration would be undertaken. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors and the Board of Directors believes that the candidate has the potential to be a good candidate, the Board of Directors would seek to gather information from or about the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and, as appropriate, conduct one or more interviews with the candidate. In certain instances, board members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Board of Directors’ evaluation process does not vary based on whether or not a candidate is recommended by a stockholder. Since the last annual meeting, the Board of Directors has not received a recommended nominee from a stockholder owning 5% or more of our common stock.

Audit Committee

Our Board of Directors does not currently have a standing audit committee. The entire Board of Directors currently acts as our audit committee. The Board of Directors anticipates forming a separate audit committee and adopting an audit committee charter in 2007. A copy of the audit committee charter, once adopted, will be made available in its entirety on our website.

Board Independence

Under the AMEX independence standards, Messrs. House, Hoesterey and Willis are independent directors. In making this determination, the Board of Directors considered Mr. Hoesterey’s role as an member of the Advisory Board of Standard Renewable Energy Group, LLC and Mr. House’s role as a member of the Board of Directors of Standard Renewable Energy Group, LLC. Standard Renewable Energy Group, LLC is the general partner of Newpoint Energy Solutions, LP, our largest stockholder. Messrs. Godshall, Berger, Melvin, Sifonis and White are not independent under the AMEX general independence rules and under the independence rules applicable to audit committees, nominating committees and compensation committees. Each member of our compensation committee other than Mr. Berger is a “non-employee director” as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, an “outside director” as defined by Section 162(m) of the Internal Revenue Code, and “independent” under the AMEX independence standards.

Code of Ethics

In 2007, the Board of Directors adopted a Code of Ethics for our company. This Code is a statement of our standards for ethical behavior, legal compliance, and financial disclosure, and is applicable to all directors, officers, and employees. A copy of the Code of Ethics is available on our website at www.trulitetech.com. Additionally, should there be any changes to, or waivers from, our Code of Ethics, those changes or waivers will be posted immediately on our website.

Stockholder Communications with Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary. The Corporate Secretary has been instructed by the Board of Directors to promptly forward communications so received to the members of the Board of Directors.

REPORT OF THE BOARD OF DIRECTORS

The Board of Directors has reviewed and discussed with management our company’s audited financial statements at and for the years ended December 31, 2005 and December 31, 2006.

The Board of Directors has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Board of Directors has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.

Management is responsible for the preparation and presentation of the audited financial statements. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with GAAP and issuing a report thereon. The Board of Directors’ responsibility is to monitor and oversee this process.

Based on the review and discussions referred to in the immediately preceding paragraphs, the Board of Directors approved the inclusion of the audited financial statements in our Annual Report on Form 10-KSB for the last fiscal year for filing with the SEC.

Jonathan Godshall
William Jackson Berger
Richard Hoesterey
General Randolph House
Eric Melvin
John Sifonis
John White

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees. The aggregate fees billed for professional services rendered by UHY Mann Frankfort Stein & Lipp CPAs, LLP, for the audit of our annual financial statements for the year ended December 31, 2005, and the reviews of the condensed financial statements included in our quarterly reports on Form 10-QSB for the years ended December 31, 2006 and December 31, 2005, were approximately $157,000 and $53,000, respectively.

The aggregate fees billed for professional services rendered by UHY LLP, for the audit of our annual financial statements for the year ended December 31, 2006, were approximately $46,000.

Audit-Related Fees. The aggregate fees billed by UHY Mann Frankfort Stein & Lipp CPAs, LLP, for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported in “audit fees” above, for the years ended December 31, 2006 and December 31, 2005, were approximately $49,000 and $54,000, respectively. These fees were for services provided by UHY Mann Frankfort Stein & Lipp CPAs, LLP, related to consulting services associated with determining the appropriate accounting treatment of various transactions.

Tax Fees. The aggregate fees billed by UHY Mann Frankfort Stein & Lipp CPAs, LLP for tax compliance, tax advice, and tax planning for the years ended December 31, 2006 and December 31, 2005, were approximately $0 and $6,000, respectively.

All Other Fees. There were no fees billed for other services, exclusive of the fees disclosed above relating to services, rendered by UHY LLP or UHY Mann Frankfort Stein & Lipp CPAs, LLP, during the years ended December 31, 2006 or December 31, 2005.

Consideration of Non-audit Services Provided by the Independent Auditors. The Board of Directors has considered whether the services provided for non-audit services were compatible with maintaining the independence of UHY LLP and UHY Mann Frankfort Stein & Lipp CPAs, LLP, and has concluded that the independence of each firm has been maintained.

Although the Board of Directors had not pre-approved all of the fees noted above for 2006, the Board of Directors intends to do so in the future. The Board of Directors’ policy is to meet with the independent auditors and our financial management to review and pre-approve the scope of the proposed audit services, permissible non-audit services and timely quarterly reviews for the current year, the procedures to be utilized, and the adequacy of the independent auditor’s compensation, and at the conclusion thereof, to review such audit or review, including any comments or recommendations of the independent auditors.

A representative of UHY LLP is expected to be present at the 2007 annual meeting and will have an opportunity to make a statement if so desired and to answer appropriate questions from the stockholders.

SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, NOMINEES AND OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (1) each director and nominee, (2) each current executive officer, (3) each person known or believed by us to own beneficially five percent or more of our common stock, and (4) all directors, nominees and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(1)

NewPoint Energy Solutions, LP (a)	5,331,622		45.2%
5 Houston Center
1401 McKinney Street, Suite 900
Houston, Texas 77010-4035

Kevin Shurtleff (b)	2,734,763	(c)	21.9%
573 East 950 North
Orem, UT 84097

Andrew Nielson	1,120,745	(d)	9.5%
340 South 800 West
Orem, UT 84058

Eric Ladd	648,794	(e)	5.22%
4987 West Woodbend Road
West Jordan, UT 84084

William Jackson Berger (f)	6,104,892	(g)	48.6%
5 Houston Center
1401 McKinney Street, Suite 900
Houston, Texas 77010-4035

Contango Capital Partners, LP (h)	768,778	(i)	6.1%
5 Houston Center
1401 McKinney Street, Suite 900
Houston, Texas 77010-4035

John Sifonis (j)	123,206	(k)	1.0%
P.O. Box 201887
Arlington, TX 76006-1887

General Randolph House (l)	8,165	(m)	*
905 Carmel Place
College Station, TX 77845

Eric Melvin (n)	773,270	(o)	6.1%
Three Riverway
Suite 1700
Houston, TX 77056

John White (p)	769,570	(q)	6.1%
5 Houston Center
1401 McKinney Street, Suite 900
Houston, Texas 77010-4035

Contango Venture Capital Corporation (r)	2,001,014	(s)	16.98%
3700 Buffalo Speedway, Suite 960
Houston, TX 77098

Richard Hoesterey (t)	3,700		*
7852 La Cosa Drive
Dallas, TX 75248

Jonathan H. Godshall (u)	0		*
5 Houston Center
1401 McKinney Street, Suite 900
Houston, Texas 77010-4035

Wade Stubblefield (v)	0		*
5 Houston Center
1401 McKinney Street, Suite 900
Houston, Texas 77010-4035

Kenneth Pearson (w)	15,000	(x)	*
5 Houston Center
1401 McKinney Street, Suite 900
Houston, Texas 77010-4035

W. Kyle Willis	0		*
510 Bering Dr., Suite 510
Houston, Texas 77057

All Directors, Nominees and Executive Officers as a Group (10 individuals)	6,258,663	(y)	51.6%

*	Less than one percent.

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to options or warrants held by that person that are exercisable as of the record date, or exercisable within 60 days of the record date, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. We have calculated the percentage of issued and outstanding shares of common stock held by each individual and group based on 11,785,491 shares of common stock issued and outstanding as of the record date. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and warrants that are not exercisable as of the record date or exercisable within 60 days of the record date.

(a)
Standard Renewable Energy Services, GP LLC is the General Partner of NewPoint Energy Solutions, LP. William Jackson Berger is the sole member and manager of Standard Renewable Energy Services, GP LLC and in that capacity has voting and dispositive power over these shares.

(b)	Dr. Shurtleff resigned from his position as member of our Board of Directors and Vice President of Technology on March 24, 2006. Dr. Shurtleff resigned from our company effective April 20, 2007.

(c)	Represents 2,035,460 shares of our common stock and currently exercisable options to purchase up to 699,303 shares of our common stock at a price of $.88 per share.

(d)
Effective March 2, 2005, Mr. Nielson gave an option to Eric Ladd to purchase up to 473,968 shares of his common stock for an aggregate purchase price of $48,000, exercisable at any time until March 2, 2014.

(e)
Represents currently exercisable options to purchase 174,826 shares of our common stock at a price of $0.88 per share from us and a currently exercisable option to purchase up to 473,968 shares of our common stock from Andrew Nielson for an aggregate purchase price of $48,000. This option to purchase Mr. Nielson’s common stock expires March 2, 2014.

(f)	Mr. Berger is the Chairman of the Board of Directors of our company and the managing partner of CCP.

(g)
Includes currently exercisable options to purchase 3,700 shares of our common stock at a price of $1.00 per share owned by Mr. Berger, warrants to purchase 592,500 shares of our common stock owned by CCP , options granted to CCP to purchase 176,278 shares of our common stock and 792 shares owned by CCPM. Although he does not have sole voting or dispositive power over the warrants and options owned by CCP, as a manager of the general partner of CCP he may be deemed to be the beneficial owner thereof. Includes 5,331,622 shares owned by NewPoint Energy Solutions, LP. Mr. Berger is the sole member and manager of Standard Renewable Energy Services, GP LLC, the general partner of Newpoint Energy Solutions, LP, and in that capacity has voting and dispositive power over these shares.

(h)
The general partner of Contango Capital Partners, LP, or CCP, is Contango Capital Partnership Management LLC, or CCPM. William Jackson Berger, Kenneth R. Peak, Todd Sullivan, Gerald Sullivan, Eric Melvin, and John D. White are the managers of CCPM and collectively exercise voting and investment power on behalf of CCP.

(i)
Represents currently exercisable options to purchase up to 176,278 shares of our common stock at a price of $.88 per share and warrants to purchase 592,500 shares of our common stock at a strike price of $1.50 per share.

(j)	Mr. Sifonis a director of our company. Mr. Sifonis resigned as President and CEO effective August 11, 2006.

(k)
Represents options to purchase up to 119,506 shares of our common stock at a price of $.88 per share and 3,700 shares of our common stock at a price of $1.00 per share that are currently exercisable or exercisable within 60 days of the record date.

(l)	General Randolph House is a director of our company.

(m)	Represents options to purchase up to 8,165 shares of our common stock at a price of $.88 per share that are currently exercisable or exercisable within 60 days of the record date.

(n)	Mr. Melvin is a director of our company, and Mr. Melvin is a manager of CCPM (see note (h) above).

(o)
Consists of warrants to purchase 592,500 shares of our common stock owned by CCP, options to purchase 176,278 shares of our common stock owned by CCP, and 792 shares owned by CCPM. Although Mr. Melvin does not have sole voting or dispositive power over the shares owned by CCP, as a manager of the general partner of CCP he may be deemed a beneficial owner thereof.

(p)	Mr. White is a director of our company, and Mr. White is a manager of CCPM (see note (h) above).

(q)
Consists of warrants to purchase 592,500 shares of our common stock owned by CCP and options to purchase 176,278 shares of our common stock owned by CCP, and 792 shares owned by CCPM. Although Mr. White does not have sole voting or dispositive power over the shares owned by CCP, as a manager of the general partner of CCP he may be deemed a beneficial owner thereof.

(r)
Contango Venture Capital Corporation is owned by Contango Oil & Gas Company. Kenneth R. Peak, Lesia Bautina, Sergio Castro and Marc Duncan are the executive officers of Contango Oil & Gas Company. The Board of Directors of Contango Oil & Gas Company consists of Kenneth R. Peak, Jay D. Brehmer, Darrell W. Williams, Charles M. Reimer and Steven L. Schoonover.

(s)	Represents 2,001,014 shares of our common stock owned by Contango Venture Capital Corporation.

(t)	Mr. Hoesterey was appointed to our Board of Directors on May 5, 2006 and owns currently exercisable options to purchase 3,700 shares of our common stock at a price of $1.00 per share.

(u)	Mr. Godshall was appointed President and Chief Operating Officer on August 7, 2006 and became a director effective October 16, 2006.

(v)	Mr. Stubblefield is the Chief Financial Officer of our company.

(w)	Mr. Pearson is the Chief Operating Officer of our company.

(x)	Represents currently exercisable options to purchase 15,000 shares of our common stock at a price of $1.00 per share.

(y)
Consists of 5,332,414 shares (5,331,622 shares owned by NewPoint Energy Solutions and 792 shares owned by CCPM) of our common stock, warrants to purchase 592,500 shares of our common stock owned by CCP; options to purchase 176,278 shares of our common stock owned by CCP; and options to purchase 157,471 shares of our common stock owned by Messrs. Sifonis, Berger House, Pearson, Melvin and Hoesterey.

EXECUTIVE COMPENSATION

Summary Compensation

The following table contains summary information concerning the total compensation earned during 2006 by our chief executive officer, chief financial officer and our three other most highly compensated executive officers serving in this capacity as of December 31, 2006, whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2006 and up to two additional persons who would have been among our three most highly compensated officers other than the chief executive officer and the chief financial officer, but for the fact that he or she was not serving as an executive officer at the end of the fiscal year ended December 31, 2006. We refer to the listed executive officers as the named executive officers.

Summary Compensation Table for the Fiscal Year Ended December 31, 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (1)		All Other Compensation ($)		Total ($)

Jonathan Godshall (2)	2006	$40,769	—		$44,172	(3)	$20,000		$104,941
President and Chief Executive Officer

Wade Stubblefield (4)	2006	—	—		—		—		—
Chief Financial Officer

Kenneth Pearson	2006	—	$15,000	(5)	$27,178	(6)	$123,132	(7)	$165,310
Chief Operating Officer

John Sifonis (8)	2006	—	—		$48,129	(9)	$54,000		$102,387
Former President and Chief Executive Officer

Jim Longaker (10)	2006	$60,500	$10,000		$2,628		—		$73,128
Former Chief Financial Officer and Secretary

(1)
These amounts represent the dollar amount of compensation cost we recognized during 2006 for awards granted during 2006 based on the grant date fair value of the named executive officer’s option awards in accordance with SFAS 123(R). See Note 3 to our December 31, 2006 financial statements for assumptions used in determining compensation expense on options granted in accordance with SFAS 123(R).

(2)
Mr. Godshall’s employment as our President and Chief Executive Officer commenced in August 2006. His 2006 annual base salary was $120,000 (of which he earned $40,769 during 2006) increasing to $200,000 as of November 30, 2006. Prior to Mr. Godshall’s employment with us, we paid Mr. Godshall consulting fees of approximately $20,000. A portion of Mr. Godshall’s base salary was paid by NewPoint Energy Solutions in 2006.

(3)	All listed options vest over a four year period beginning in 2006 with 25% vesting each year.

(4)
Mr. Stubblefield’s base salary is paid by Standard Renewable Energy Services, LP and we pay Standard Renewable Energy Services, LP a services fee for a portion of his base salary and other services and office space provided to us. See “Certain Relationships and Related Transactions.”

(5)	Amount represents bonus earned by Mr. Pearson during 2006 but not paid until 2007.

(6)
Except for an option to purchase 15,000 shares of our common stock with immediate vesting granted to Mr. Pearson, all options granted to Mr. Pearson in 2006 vest over a four year period from the date of grant with 25% vesting in each of the four years.

(7)
Amount consists of $57,098 paid to Mr. Pearson for services rendered to us under a consulting agreement we entered into with Mr. Pearson on June 1, 2006 and $66,034 paid to Ascend Renewable Technologies, LLC, an entity controlled by Mr. Pearson, for consulting services.

(8)
Mr. Sifonis’ employment as our President and Chief Executive Officer terminated in August 2006, and we ceased making salary payments to Mr. Sifonis at that time. Actual salary paid to Mr. Sifonis in 2006 was $54,000.

(9)
All of the options granted to John Sifonis were to vest over a four year period in 18.5%, 22.5%, 26.5%, and 32.5% increments. On December 14, 2006, our Board of Directors approved accelerated vesting of 69,283 shares.

(10)
Mr. Longaker’s employment as our Chief Financial Officer and Secretary terminated in October 2006, and we ceased making salary payments to Mr. Langaker at that time. All listed options were to vest over a four-year period in 18.5%, 22.5%, 26.5%, and 32.5% increments. Vesting ceased upon termination of employment.

Employment Agreements

We are currently a party to employment agreements with Jonathan Godshall, our President; Eric Ladd; Dr. Kevin Shurtleff; Christopher Brydon; and John Patton. Additionally, portions of the employment agreement between John Sifonis and us survive Mr. Sifonis’ resignation as our President and Chief Executive Officer.

John Sifonis entered into an employment agreement with us as of October 20, 2004 (the “Sifonis Agreement”). The Sifonis Agreement contains customary confidentiality and non-disclosure provisions that survive the termination of Mr. Sifonis’ employment with us, as well as a worldwide non-compete provision with respect to any business that competes in whole or in part with our services, products or activities of relating to our hydrogen fuel technology that survives the termination of Mr. Sifonis’ employment with us for a period of two years.

In August 2006, we entered into an employment agreement with Jonathan Godshall, pursuant to which Mr. Godshall is employed as our President and Chief Executive Officer for a one-year term. Under the employment agreement, Mr. Godshall received an annual base salary of $120,000, that was scheduled to increase to $200,000 per year upon the earlier of (i) November 30, 2006 and (ii) the completion of a financing round. Effective January 1, 2007, Mr. Godshall accepted a decrease in his annual salary to $100,000. The employment agreement provides that if Mr. Godshall is terminated without cause or he terminates for good reason (as such terms are defined in the employment agreement), then he will be entitled to receive his base salary for six months following such termination and his unexercised stock options will continue to vest for twelve months following such termination. In addition, if we do not renew the employment agreement at the end of the one-year term, Mr. Godshall will be entitled to receive his base salary for four months.

On August 7, 2006, the Board of Directors granted Mr. Godshall a stock option to acquire 676,626 shares of our common stock, at an exercise price of $1.00 per share and which vests 25% on each of June 15, 2007, June 15, 2008, June 15, 2009, and June 15, 2010. The stock option expires on August 7, 2013. In addition, Mr. Godshall’s employment agreement provides that the Board of Directors will grant him additional stock options to acquire a number of shares equal to 5% of any new stock issued and any new stock options granted after August 7, 2006, such grant to occur on the earlier of (i) December 31, 2006 or (ii) the completion of a financing round. As of December 31, 2006, neither of these events had occurred, and therefore no additional options will be granted under this arrangement. The exercise price of Mr. Godshall’s stock options are based on the fair market value on the date of grant and have vesting terms consistent with other stock options we grant. All of such stock options will automatically vest upon a change in control, merger, or buyout of our company.

Eric Ladd entered into an amended employment agreement with us as of March 26, 2006 (the “Ladd Agreement”). Mr. Ladd’s position with us is a Control and Systems Engineer. The Ladd Agreement continued until January 31, 2007, whereupon the employment of Mr. Ladd became a month-to-month, at will employment, but otherwise still subject to the Ladd Agreement. Mr. Ladd agrees to work full time in service to us and receives an annual salary of $80,000. In addition, Mr. Ladd received an $11,000 sign-on bonus and a one-time bonus of $5,000 on December 7, 2006. The Ladd Agreement contains customary confidentiality and non-disclosure provisions, as well as a one year, worldwide non-compete provision with respect to any business that competes in whole or in part with our services, products, or activities relating to its hydrogen fuel technology and fuel cell system technology.

Ken Pearson entered into an employment agreement (the “Pearson Employment Agreement”) on January 1, 2007. Mr. Pearson is employed as our Chief Operating Officer. The initial term of employment ends May 31, 2007 and if we elect not to renew the Pearson Employment Agreement at the end of this initial term, we are obligated to pay Mr. Pearson his salary for an additional 120 days as severance. The Pearson Employment Agreement provides for an annual base salary of $155,000. The Pearson Employment Agreement includes confidentiality and non-competition provisions.

Effective June 1, 2006, we entered into a consulting agreement with Ken Pearson (the “Pearson Consulting Agreement”), pursuant to which Mr. Pearson performed certain services. Mr. Pearson’s roles and responsibilities included: product development, regulatory and government regulations, strategic product and technology alliances and acquisitions, advanced supply chain agreements and alliances, research and development, intellectual property management and strategy formulation, and operational responsibilities. In exchange for his services, we paid Mr. Pearson compensation equal to a prorated fee of $115,000 per year ($9,583 per month). Additionally, we paid Mr. Pearson a $15,000 signing bonus. In December 2006, the Board of Directors also awarded Mr. Pearson a $15,000 performance bonus based on agreed upon performance goals. Pursuant to the Pearson Consulting Agreement, Mr. Pearson received an option on August 7, 2006 to purchase 15,000 shares of our common stock, at an option price of $1.00 per share, which option is fully vested. Mr. Pearson also received an option to purchase 300,000 shares of our common stock at an option share price of $1.00 effective August 7, 2006. The grant of the options is subject to the terms and conditions set forth in our Amended and Restated Stock Option Plan. In December 2006, the Board of Directors also awarded Mr. Pearson options to purchase an additional 40,000 shares of our common stock. The term of this agreement was for seven months beginning June 1, 2006 and ending on December 31, 2006. This agreement contained customary confidentiality and non-disclosure provisions to be in effect during and following the termination of the agreement, as well as a one-year non-compete provision with respect to any business that competes in whole or in part with our services, products, or activities relating to its hydrogen fuel technology and hydrogen fuel cell technology.

Prior to entering into the Pearson Consulting Agreement, we were party to an oral consulting arrangement with Ascend Technologies, LLC, an entity controlled by Mr. Pearson. Pursuant to the arrangement, Ascend performed the following services to us: assessment of the technology based on current design, including product reliability and testing procedures, product life testing assessment, product certification and regulatory compliance strategy, facilities and manufacturing review, supply chain management strategies and future technology and integration development. In exchange for these services, we paid Ascend an hourly fee equal to $68.00 per hour, granted Ascend an option to purchase 6,000 shares of our common stock and reimbursed Ascend for its out-of-pocket expenses. This arrangement terminated upon our entry into the Pearson Consulting Agreement.

Outstanding Equity Awards

The following table sets forth certain information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2006.

Outstanding Equity Awards at December 31, 2006 Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date

Jonathan Godshall (1)	—	676,626		$1.00	8/7/2013

Wade Stubblefield	—	—		—	—

Ken Pearson (1)	15,000	—		$1.00	8/7/2013
		300,000 40,000	$ $	1.00 1.00	8/7/2013 12/14/2013
John Sifonis (2)	17,309	24,909		$0.88	10/17/2012
	102,197 3,700	— 16,300	$ $	0.88 1.00	4/11/2012 5/6/2013
Jim Longaker	—	—		—	—

(1)	All listed options vest over a four year period beginning in 2006 with 25% vesting each year.

(2)
All listed options were to vest over a four-year period in 18.5%, 22.5%, 26.5%, and 32.5% increments. Mr. Sifonis forfeited options to purchase 147,064 shares of our common stock after his employment with us was terminated. Mr. Sifonis was also granted an option to purchase 102,197 shares of our common stock with an exercise price of $0.88 per share. This grant was made outside of our Amended and Restated Stock Option Plan.

Director Compensation

The following table sets forth certain information concerning the compensation of our directors for year ended December 21, 2006.

Director Compensation Table for the Fiscal Year Ended December 31, 2006

Name	Option Awards ($)(1)	Total ($)

William Jackson Berger	$1,493	$1,493
Richard Hoesterey	$1,493	$1,493
General Randolph House	—	—
Eric Melvin	$1,493	$1,493
John Sifonis	$1,990	$1,990
John White	—	—
William Flores (2)	$1,493	$1,493

(1)
These amounts represent the dollar amount of compensation cost we recognized during 2006 for awards granted during 2006 based on the grant date fair value of the named executive officer’s option awards in accordance with SFAS 123(R). See Note 3 to our December 31, 2006 financial statements for assumptions used in determining compensation expense on options granted in accordance with SFAS 123(R).

(2)
Mr. Flores was granted options to purchase 20,000 shares of our common stock at an exercise price of $1.00 per share at the time that he joined our Board of Directors in 2006, and the dollar amount of compensation cost recognized is shown for this grant. Mr. Flores subsequently resigned from the Board and forfeited all of these options at that time.

We do not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors; therefore, these columns have been omitted from the above table. In the past we have not had a standard compensation policy for our outside directors although we intend to develop one in the future. Generally, our Chairman of the Board of Directors and members of the board who are also our employees do not receive compensation for their services as directors. In 2005 and 2006 we granted our non-employee directors options to purchase an aggregate of 103,633 shares of our common stock at a weighted exercise price of $0.97 per share. Except for options grants, reimbursement of travel expenses to attend board and committee meetings, no other or additional compensation for services were paid to any of the directors.

Securities authorized for issuance under equity compensation plans as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders (1)(2)	2,344,764	$0.94	765,841
Total	2,344,764	$0.94	765,841

(1)
The Trulite, Inc. Stock Option Plan was originally approved by the Board of Directors in April 2005. In April 2006, the Board of Directors took action which effectively amended the Stock Option Plan to increase the maximum number of shares issuable under the plan from 1,721,665 shares of common stock to 3,110,805 shares of common stock. In addition, later in April 2006, the Board of Directors amended and restated the Stock Option Plan to clarify the terms and conditions of the plan. On April __, 2007, the Board of Directors approved the Second Amended and Restated Stock Option Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the plan from 3,110,805 shares of common stock to 5,000,000 “Proposal Two—Approval of Amended and Restated Stock Option Plan” The number of options, option price, vesting and exercise schedules and the duration of all options shall all be determined by our Board of Directors at the time of grant; provided, however, that the option price of any options granted under the plan may not be less than fair market value at the time of grant. Incentive stock options expire no later than seven years after the date of grant.

(2)	Does not include outstanding warrants to purchase an aggregate of 1,400,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The initial investor in our company was Trulite Energy Partners, L.P., which invested $100,000 and received 100,000 shares of Preferred Stock on July 28, 2004. Trulite Energy Partners, L.P. merged with and into CCP. William Jackson Berger, the Chairman of the Board of Directors of Trulite, is the Chairman of the Board of Directors of CCP and the managing partner of Contango Capital Partnership Management LLC, or CCPM, an entity which is the general partner of CCP. We had a management agreement with CCPM, which was transferred to CCP. In exchange for managing our day-to-day operations, CCP received 68,770 shares of our common stock (343,850 shares of our common stock, post stock split) on July 28, 2004, and six months later received an additional 65,070 shares of our common stock (325,350 shares of our common stock, post stock split). The management agreement with CCP ended on January 28, 2005, and no further payments are due or owing from us.

Our revenue has totaled $1,750, $16,667 and $8,333 for 2004, 2005 and 2006, respectively. All of the revenue was obtained from Protonex. CCP owns approximately 6.4% of Protonex’s stock and Mr. Berger, our Chairman and a partner with CCP, was a member of the Board of Directors of Protonex until May 2006. The revenues derived from Protonex were from military contracts obtained by Protonex and we were chosen through a competitive bidding process as the sub-contractor on the projects.

On March 31, 2006, we entered into lock-up agreements, or Lock-Up Agreements, with each of CCP (which is binding on transferees of CCP), Dr. Kevin Shurtleff, John Sifonis, and Eric Ladd (for purposes of this paragraph only, the “Stockholders”). Pursuant to the Lock-Up Agreements, the Stockholders shall not, without our prior written consent or the managing underwriter, if any, during the period commencing on the date of the final prospectus relating to a public offering of our equity securities and ending on the date specified by us or the managing underwriter, if any, enter into certain transactions with respect to our equity securities.

On August 9, 2006, we incurred indebtedness pursuant to the terms of a $125,000 promissory note payable to Contango Venture Capital Corporation, LLC, the owner of approximately 17% of our common stock. The note bears interest at a rate of 11.25% per annum until February 8, 2007, at which time the rate will become the prime rate plus 3%. The note matures on May 1, 2007 and may be prepaid without penalty.

On August 9, 2006, we incurred indebtedness pursuant to the terms of a $125,000 promissory note payable to Standard Renewable Energy, LP, a subsidiary of SREG. Mr. Berger, the Chairman of our Board of Directors, is the Chief Executive Officer of SREG. SREG owns NewPoint Energy Solutions, LP, which is the owner of approximately 45% of our common stock. The note bears interest at a rate of 11.25% per annum until February 8, 2007, at which time the rate will become the prime rate plus 3%. The note matures on May 1, 2007 and may be prepaid without penalty.

On September 21, 2006, we incurred indebtedness of $250,000 pursuant to the terms of a promissory note payable to SREG. The note bears interest at a rate of 11.25% until May 21, 2007 at which time the rate will become prime plus 3%. The note matures June 18, 2007 and may be prepaid at any time without penalty.

On October 26, 2006, we incurred indebtedness of $250,000 pursuant to the terms of a promissory note with SREG. The note bears interest at a rate of 11.25% until April 24, 2007, at which time the rate will become the prime rate plus 3%. The note matures on July 22, 2007 and may be prepaid at any time without penalty.

On November 22, 2006, we incurred indebtedness of $400,000 pursuant to the terms of a promissory note with Contango Venture Capital Corporation, LLC. The note bears interest at a rate of 11.25% until April 24, 2007, at which time the rate will become the prime rate plus 3%. The note matures on July 22, 2007 and may be prepaid at any time without penalty.

On November 28, 2006, we incurred indebtedness of $100,000 pursuant to the terms of a promissory note with SREG. The note bears interest at a rate of 11.25% until April 24, 2007, at which time the rate will become the prime rate plus 3%. The note matures on July 22, 2007 and may be prepaid by us at any time without penalty.

On February 6, 2007, we executed two promissory notes, pursuant to which we are obligated to repay a total of $600,000, together with accrued interest: $360,000 to SREG, and $240,000 to CVCC. The notes carry an interest rate of 11.25% through August 5, 2007, after which date they will carry an interest rate equal to the prime rate plus 3%. Both notes mature on October 31, 2007 and may be prepaid by us at any time without penalty.

On April 5, 2007, we entered into agreements with the holders of our outstanding promissory notes aggregating $1,850,000 in principal amount, including SGREG and CVCC, with respect to the exchange of such promissory notes for shares of our common stock. Under each of these agreements, we and the holder of the note agreed that on the third business day following the last of the first ten trading days on which our common stock has been traded on the Over the Counter Bulletin Board, all principal and accrued but unpaid interest on the note(s) would be canceled, and in consideration of cancellation we would issue to the holder of the note(s) in a private transaction a number of shares of our common stock determined by multiplying 2 times the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the note(s) as of the close of business on the day before such issuance divided by (y) the average closing sale price for our common stock as quoted on the Over the Counter Bulletin Board for the first ten trading days. At March 31, 2007 accrued but unpaid interest on the notes aggregated $45,469. We relied on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 in entering into these agreements.

We receive certain administrative and management services from SREG Manager LLC.. In addition, we use a small amount of space in an office building where SREG Manager is the tenant. We reimburse SREG Manager for its employee time dedicated to us, for a pro-rata portion of office space, and for general and administrative costs based on an allocation of how much of those services were estimated to have been used by us. We are charged monthly for the services provided to us during the previous month. In 2005 and 2006, we made payments for such services totaling approximately $0 and $73,100, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all of its directors and executive officers during 2006 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, with the following exceptions:

•
William Jackson Berger received stock options to purchase 176,278 shares of our common stock pursuant to Trulite’s stock option plan on April 3, 2006, became the beneficial owner of warrants to purchase of 592,500 shares of common stock on April 13, 2006, and became the beneficial owner of an additional 5,332,414 shares of common stock on September 19, 2006. These changes were inadvertently not reported on Form 4s until February 20, 2007.

•
General Randolph House became a director of the company effective February 21, 2006, but the Form 3 reporting his vested options to purchase of 3,423 shares of common stock was not filed until March 7, 2006.

•
John White became one of our directors effective October 16, 2006, but his beneficial ownership of 792 shares of our common stock, warrants for the purchase of 592,500 shares of our common stock, and options for the purchase of 176,278 shares of our common stock were not reported on Form 3 until February 20, 2007.

PROPOSAL TWO

APPROVAL OF AMENDED AND RESTATED STOCK OPTION PLAN

We are asking you to approve and adopt the Second Amended and Restated Stock Option Plan. The Trulite, Inc. Stock Option Plan was originally approved by the Board of Directors in April 2005. In April 2006, the Board of Directors took action which effectively amended the Stock Option Plan to increase the maximum number of shares issuable under the plan from 1,721,665 shares of common stock to 3,110,805 shares of common stock. In addition, later in April 2006, the Board of Directors amended and restated the Stock Option Plan to clarify the terms and conditions of the plan. On April ___, 2007, the Board of Directors approved the Second Amended and Restated Stock Option Plan, or Plan, subject to stockholder approval, to (a) increase the maximum number of shares issuable under the plan from 3,110,805 shares of common stock to 5,000,000 shares of common stock, (b) delete the amendment provision of the Plan that provides that if stockholder approval is not obtained for any increase in the number of shares of our common stock reserved under the Plan, any grants and exercises that occurred after the date of such increase would be rescinded and no additional grants could thereafter be made, (c) to restate the Amended and Restated Plan as amended to date and (d) allow the issuance of non-qualified stock options with an exercise price below the fair market value the our common stock on the date of grant. The Plan is designed to (1) enable our executive officers, employees, consultants, and directors to participate in the ownership of our company, (2) attract and retain our executive officers, other employees, consultants, and directors, and (3) provide incentives to those persons to maximize our total return to stockholders.

The Board of Directors believes that the approval and adoption of the Plan, will give our compensation committee and the Board of Directors the ongoing flexibility they need to carry out their responsibilities to establish compensation programs that attract, motivate, and retain our executive officers, other employees, and directors and to administer those programs in a manner that benefits our long-term interests and those of our stockholders.

Required Vote and Recommendation

To be approved and adopted, the Plan must receive the affirmative vote of the holders of a majority of the shares of our common stock represented, in person or by proxy, at the meeting and entitled to vote at the meeting, if a quorum is obtained. Votes marked “For” Proposal Three will be counted in favor of adoption of the Plan. The enclosed form of proxy provides a means for stockholders to vote for the approval of the Plan, to vote against it, or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the approval of the Plan. Abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present and entitled to vote at the meeting for this proposal and will have no effect on the approval of the Plan.

The Board of Directors recommends a vote “FOR” the approval of the Plan.

Summary of Amended and Restated Stock Option Plan

The following is a summary of the important terms of the Plan. The full text of the Plan is attached to this proxy statement as Exhibit A. Please refer to Exhibit A for a more complete description of the terms of the Plan.

The Plan provides for the grant of options to purchase shares of our common stock. Options granted under the Plan may include nonstatutory options as well as incentive stock options, or ISOs, intended to qualify under Section 422 of the Internal Revenue Code.

Eligibility

Only employees, outside directors, and consultants will be eligible for the grant of nonstatutory options. Only employees will be eligible for the grant of ISOs. Further, a person who owns more than 10% of the total combined voting power of all classes of our outstanding stock, our parent, or any of our subsidiaries will not be eligible for the grant of an ISO unless (1) the exercise price is at least 110% of the fair market value of a share of our common stock on the date of grant, and (2) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. We currently have approximately 22 employees and consultants and five directors that are eligible to receive benefits under the Plan.

Stock Subject To Plan

Not more than 5,000,000 shares may be issued under the Plan, subject to certain increases and adjustments. The number of shares that are subject to options or other rights outstanding at any time under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan. We, during the term of the Plan, will at all times reserve and keep available sufficient shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued shares or treasury shares.

In the event that we reacquire shares previously issued under the Plan pursuant to a forfeiture provision, right of repurchase, or right of first refusal, such shares will be added to the number of shares then available for issuance under the Plan. However, the aggregate number of shares issued upon the exercise of ISOs (including shares we reacquired) may not exceed 200% of the number specified in the paragraph above. In the event that an outstanding option or other right for any reason expires or is canceled, the shares allocable to the unexercised portion of such option or other right shall not reduce the number of shares available for issuance under the Plan.

Terms and Conditions of Options

Exercise Price. The exercise price of an option may not be less than 100% of the fair market value of a share on the date of grant, and a higher percentage may be required. Subject to the preceding sentence, the exercise price under an option may be determined by the Board of Directors at its sole discretion.

Exercisability. Unless the applicable stock option agreement provides otherwise, all of an optionee’s options shall become exercisable in full if (i) our company is subject to a change in control before the optionee’s service terminates, (ii) such options do not remain outstanding, (iii) such options are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute options with substantially the same terms for such options. A stock option agreement may also provide for accelerated exercisability in the event of the optionee’s death, disability or retirement or other events.

Term. An option’s term may not exceed 7 years from the date of grant, and in the case of an ISO a shorter term may be required. Subject to the preceding sentence, the Board of Directors at its sole discretion may determine when an option is to expire. A stock option agreement may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service or death.

Restrictions on Transfer of Shares. Any shares issued upon exercise of an option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine.

Transferability of Options. An option is transferable by the optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as may be provided for in the stock option agreement for nonstatutory options in limited cases.

No Rights as a Stockholder. An optionee, or a transferee of an optionee, has no rights as a stockholder with respect to any shares covered by the optionee’s option until such person becomes entitled to receive such shares by filing a notice of exercise and paying the exercise price pursuant to the terms of such option.

Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by our company or another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an option shall, without the consent of the optionee, impair the optionee’s rights or increase the optionee’s obligations under such option.

Adjustment of Shares

In the event of a subdivision of the outstanding stock, a declaration of a dividend payable in shares, a declaration of an extraordinary dividend payable in a form other than shares in an amount that has a material effect on the fair market value of the stock, a combination or consolidation of the outstanding stock into a lesser number of shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of shares available for future grants under Section 4, (ii) the number of shares covered by each outstanding option or (iii) the exercise price under each outstanding option.

Mergers and Consolidations

In the event that we are a party to a merger or consolidation, outstanding options shall be subject to the agreement of merger or consolidation. Such agreement shall provide for: the continuation, assumption, or substitution of the Plan; the full exercisability of such outstanding options and full vesting of the shares subject to such options, followed by the cancellation of such options; or the settlement of the full value of such outstanding options (whether or not then exercisable) in cash or cash equivalents, followed by the cancellation of such options.

Duration and Amendments

The Plan will automatically terminate 10 years after the later of (i) its adoption by the Board of Directors or (ii) the most recent increase in the number of shares reserved under the Plan as approved by our stockholders. The Plan may be terminated by the Board of Directors at their sole discretion on any earlier date.

Federal Income Tax Consequences

The following discussion is a general summary of the principal federal income tax consequences under current law relating to awards granted to employees under Plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Stock Options. An optionee will not recognize any taxable income upon the grant of a nonqualified stock option or an incentive stock option and we will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified stock option, the excess of the fair market value of our common stock on the date of exercise over the exercise price will be taxable as ordinary income to the optionee. Subject to any deduction limitation under section 162(m) of the Internal Revenue Code (which is discussed below), we will be entitled to a federal income tax deduction in the same amount and at the same time as (x) the optionee recognizes ordinary income or (y) if we comply with applicable income reporting requirements, the optionee should have reported the income. An optionee’s subsequent disposition of shares acquired upon the exercise of a nonqualified option will ordinarily result in long-term or short-term capital gain or loss, depending on the holding period.

On exercise of an incentive stock option, the holder will not recognize any income and we will not be entitled to a deduction. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item of adjustment for alternative minimum tax purposes, and may therefore result in alternative minimum tax liability to the option holder.

The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a “disqualifying disposition”), the holder will generally recognize ordinary income, in the amount of the excess of the fair market value of the shares on the date the option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be capital gain. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by a holder.

If an option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the option is an incentive stock option, and the previously owned shares were acquired on the exercise of an incentive stock option or other tax-qualified stock option, and the holding period requirement for those shares is not satisfied at the time they are used to exercise the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income in the amount described above.

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation,” the material terms of which are disclosed to and approved by the stockholders. We have structured and intend to implement and administer the Plan so that compensation resulting from options and vesting in accordance with the performance goals can qualify as “performance-based compensation.” The plan administrator, however, has the discretion to grant awards with terms that will result in the awards not constituting performance-based compensation. To allow us to qualify awards as “performance-based compensation,” we are obtaining stockholder approval of Plan.

Section 280G of the Internal Revenue Code. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of section 280G of the Internal Revenue Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

Grants under the Amended and Restated Stock Option Plan

The table below sets forth the stock options that the named executive officers and groups referred to below have received under the Plan during 2006.

NEW PLAN BENEFITS

Name and Position	Number of Options	Exercise Price
Jonathan Godshall President and Chief Executive Officer	676,626	$1.00
Wade Stubblefield Chief Financial Officer	—	—
Ken Pearson Chief Operating Officer	355,000	$1.00
John Sifonis President and Chief Executive Officer	20,000	$1.00 (1)
Jim Longaker Former Chief Financial Officer and Secretary	35,000	$0.88
Executive Group (2)	20,000	$1.00
Non-Executive Director Group (2)	40,000	$1.00
Non-Executive Officer Employee Group	971,629	(3)

(1)
During 2006, Mr. Sifonis was granted options to purchase 20,000 shares of our common stock with an exercise price of $1.00 per share. Mr. Sifonis forfeited options to purchase 147,064 shares of our common stock after his employment with us was terminated. Mr. Sifonis was also granted an option to purchase 102,197 shares of our common stock with an exercise price of $0.88 per share. This grant was made outside of our Amended and Restated Stock Option Plan and is not included in the amount above.

(2)	Amounts do not include option grants to executives that are no longer with the company and directors that are no longer members of our Board of Directors.

(3)
Options were granted to purchase up to 944,129 shares of our common stock at $0.88 per share and options were granted to purchase up to 27,500 shares of our common stock at $1.00 per share. Included in this total are options to purchase up to 699,203 shares of our common stock at $0.88 per share, which vested immediately, that were granted to Kevin Shurtleff, and Kevin Shurtleff resigned as an employee in April 2007.

PROPOSAL THREE

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

On April ___, 2007, the Board of Directors adopted a resolution proposing that Article 4 of our Certificate of Incorporation be amended, or the Amendment, to increase the total number of shares of capital stock that we are authorized to issue from 21,500,000 shares to 51,500,000 shares and to increase the total number of shares of common stock from 20,000,000 to 50,000,000. A copy of the proposed Amendment is attached as Exhibit B. The Board of Directors directed that the proposed Amendment be submitted to a vote of the stockholders at the annual meeting.

As of April 25, 2007, 11,785,491 shares of common stock were issued and outstanding, and 3,847,061 shares were reserved for issuance upon exercise of options or warrants, for a total of 15,632,552 shares issued and outstanding and reserved for specific purposes. In addition, based upon an estimate average share price over the first 10 days of trading and the inclusion of accrued interest through May 31, 2007, we expect to issue approximately 3,000,000 shares of our common stock in connection with the cancellation of certain outstanding promissory notes aggregating $1,850,000 in principal amount, held by SREG and CVCC. See “Certain Relationships and Related Transactions.” The Board of Directors believes that the flexibility provided by the Amendment to permit us to issue or reserve additional common stock, in the discretion of the Board of Directors and without the delay or expense of calling and convening a special meeting of stockholders, is in the best interests of our company and its stockholders. Shares of common stock may be used for general purposes, including stock splits and stock dividends, acquisitions, possible financing activities, and other employee, executive and director benefit plans, including the Plan. After approval of the proposed Amendment and the Plan by our stockholders, we will have authority to issue 50,000,000 shares of common stock, of which 34,367,448 shares will be authorized but not outstanding or reserved for issuance. We have no present plans, arrangements, commitments or understanding with respect to the issuance of any of the additional shares of common stock that would be authorized by adoption of the Amendment, other than the reservation of 1,889,195 additional shares in connection with the adoption of the Plan and the issuance of approximately 3,000,000 shares of our common stock upon cancellation of the promissory notes described above.

If the Amendment is not approved, we will be limited in our ability to issue additional shares of common stock or securities convertible into shares of common stock to raise future funds needed to operate our company’s business operations and implement its business and marketing initiatives. In such event, remaining options to finance our operations would be to borrow funds to the extent that such financing would be available on terms acceptable to us.

The additional authorized shares of our common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently issued and outstanding. Although the additional shares of common stock would not have any effect on the rights and privileges of our existing stockholders, the issuance of additional shares of common stock, other than in connection with a stock split or stock dividend, may have the effect of diluting the voting power of existing stockholders and decreasing earnings and the book value attributable to shares presently issued and outstanding. If the Amendment is approved, in general, no further approval of our stockholders will be required prior to the issuance of additional shares of common stock.

The availability of additional authorized but unissued shares of common stock may have the effect of discouraging attempts to take over control of our company, as additional shares of common stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a party seeking to obtain control of our company. The Amendment is not being proposed in response to any known effort or threat to acquire control of our company.

If the Amendment is approved, it will become effective upon its filing with the Delaware Secretary of State, which will occur as soon as reasonably practicable after approval.

Required Vote and Recommendation

To be approved and adopted, the Second Amended and Restated Stock Option Plan must receive the affirmative vote of the holders of a majority of the shares of our common stock represented, in person or by proxy, at the meeting and entitled to vote at the meeting, if a quorum is obtained. Votes marked “For” Proposal Three will be counted in favor of adoption of the Second Amended and Restated Stock Option Plan. The enclosed form of proxy provides a means for stockholders to vote for the approval of the Amendment, to vote against it, or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the approval of the Amendment. Abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present and entitled to vote at the meeting for Proposal Three and will have no effect on the approval of the Second Amended and Restated Stock Option Plan.

The Board of Directors recommends a vote “FOR” the approval of the Amendment.

OTHER MATTERS

No business other than the matters set forth in this document is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of our company. If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of our company.

Upon the written request of any person whose proxy is solicited hereunder, we will furnish without charge to such person a copy of our Annual Report on Form 10-KSB filed with the United States Securities and Exchange Commission, including financial statements and schedules thereto, for the fiscal year ended December 31, 2006. Such written request is to be directed to the attention of Jeri Porto at Trulite, Inc., 1401 McKinney Street, Suite 900, Houston, Texas 77010, by telephone at (713) 888-0660 or by e-mail at jporto@trulitetech.com.

By Order of the Board of Directors

SECRETARY

Houston, Texas _______, 2007

EXHIBIT A

Second Amended and Restated Stock Option Plan

TRULITE, INC.

SECOND AMENDED AND RESTATED STOCK OPTION PLAN

ORIGINALLY ADOPTED ON APRIL 11, 2005

AMENDED AND RESTATED ON APRIL 13, 2006

FURTHER AMENDED AND RESTATED ON APRIL __, 2007

TRULITE, INC.
SECOND AMENDED AND RESTATED STOCK OPTION PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 12.

SECTION 2. ADMINISTRATION.

(a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Optionees and all persons deriving their rights from an Optionee.

SECTION 3. ELIGIBILITY.

(a) General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options. Only Employees shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

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SECTION 4. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Not more than five million (5,000,000) Shares may be issued under the Plan (subject to Subsection (b) below and Section 7). The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

(b) Additional Shares. In the event that Shares previously issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, right of repurchase or right of first refusal, such Shares shall be added to the number of Shares then available for issuance under the Plan. However, the aggregate number of Shares issued upon the exercise of ISOs (including Shares reacquired by the Company) shall in no event exceed 200% of the number specified in Subsection (a) above. In the event that an outstanding Option or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall not reduce the number of Shares available for issuance under the Plan.

SECTION 5. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of a Nonstatutory Option may be less than 100% of the Fair Market Value of a Share on the date of grant if the Board of Directors in good faith determines that granting an Option with such exercise price is desirable and in the best interest of the Company. Subject to the foregoing, the Exercise Price of an Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 6.

(d) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee has delivered an executed copy of the Stock Option Agreement to the Company. The Board of Directors shall determine the exercisability provisions of any Stock Option Agreement at its sole discretion.

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(e) Accelerated Exercisability. Unless the applicable Stock Option Agreement provides otherwise, all of an Optionee’s Options shall become exercisable in full if (i) the Company is subject to a Change in Control before the Optionee’s Service terminates, (ii) such Options do not remain outstanding, (iii) such Options are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options. A Stock Option Agreement may also provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events.

(f) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 7 years from the date of grant, and in the case of an ISO a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service or death.

(g) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(h) Transferability of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, a Nonstatutory Option shall also be transferable by the Optionee by (i) a gift to a member of the Optionee’s Immediate Family or (ii) a gift to an inter vivos or testamentary trust in which members of the Optionee’s Immediate Family have a beneficial interest of more than 50% and which provides that such Nonstatutory Option is to be transferred to the beneficiaries upon the Optionee’s death. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(i) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(k) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

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SECTION 6. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 6.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Promissory Note. To the extent that a Stock Option Agreement so provides, all or a portion of the Exercise Price of Shares issued under the Plan may be paid with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(d) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 7. ADJUSTMENT OF SHARES.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

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(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement shall provide for:

(i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

(ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

(iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;

(iv) The full exercisability of such outstanding Options and full vesting of the Shares subject to such Options, followed by the cancellation of such Options; or

(v) The settlement of the full value of such outstanding Options (whether or not then exercisable) in cash or cash equivalents, followed by the cancellation of such Options.

(c) Reservation of Rights. Except as provided in this Section 7, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8. SECURITIES LAW REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

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SECTION 9.  NO RETENTION RIGHTS.

Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 10.  DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors and shall be submitted to the Company’s stockholders for their approval. The Plan shall terminate automatically 10 years after the later of (i) its adoption by the Board of Directors or (ii) the most recent increase in the number of Shares reserved under Section 4 that was approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 7) or (ii) materially changes the class of persons who are eligible for the grant of ISOs. Stockholder approval shall not be required for any other amendment of the Plan. If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants and exercises that have already occurred in reliance on such increase shall be rescinded and no additional grants or exercises shall thereafter be made in reliance on such increase.

(c) Effect of Amendment or Termination. No Shares shall be sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

SECTION 11.  DEFINITIONS.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Change in Control” shall mean:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

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(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(d) “Company” shall mean Trulite, Inc., a Delaware corporation.

(e) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(f) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(g) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(h) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(i) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(j) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(k) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(l) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(m) “Optionee” shall mean a person who holds an Option.

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(n) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(o) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(p) “Plan” shall mean this Trulite, Inc. Second Amended and Restated Stock Option Plan.

(q) “Service” shall mean service as an Employee, Outside Director or Consultant.

(r) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(s) “Stock” shall mean the Common Stock of the Company, with a par value of $.0001 per Share.

(t) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(u) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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EXHIBIT B

Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
TRULITE, INC.

Trulite, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY THAT:

FIRST: The name of the Corporation is Trulite, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 15, 2004.

SECOND: On April __, 2007, the Board of Directors of the Corporation (the “Board”) duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation, declaring such amendment to be advisable and directing that the proposed amendment be submitted to a vote of the holders of shares of the Corporation’s common stock, $.0001 par value per share.

THIRD: At the annual meeting of stockholders held on May 23, 2007, holders of a majority of the Corporation’s outstanding common stock voted to approve the proposal to amend the Certificate of Incorporation to increase the authorized capital stock of the Corporation from 21,500,000 shares to 51,500,000 shares of capital stock, consisting of 50,000,000 shares of common stock and 1,500,000 shares of preferred stock.

FOURTH: Article 4 of the Corporation’s Certificate of Incorporation, as amended hereby, shall read in its entirety as follows:

The Corporation has authority to issue an aggregate of 51,500,000 shares of capital stock, consisting of (i) 50,000,000 shares of common stock having a par value of $.0001 per share ("Common Stock") and (ii) 1,500,000 shares of preferred stock having a par value of $.0001 per share ("Preferred Stock"). The Board of Directors may authorize the issuance from time to time of the Preferred Stock in one or more series with such designation, preferences, qualifications, limitations, restrictions and optional or other special rights (which may differ with respect to each series) as the Board may fix by resolution. Without limiting the foregoing, the Board of Directors is authorized to fix with respect to each series:

(1) the number of shares which shall constitute the series and the name of the series;

(2) the rate and times at which. and the preferences and conditions under which dividends shall be payable on shares of the series, and the status of such dividends as cumulative or non-cumulative and as participating or non-participating;

(3) the prices, times and terms, if any, at or upon which shares of the series shall be subject to redemption;

(4) the rights, if any, of holders of shares of the series to convert such shares into, or to exchange such shares for, shares of any other class of stock of the corporation;

(5) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

(6) the rights and preferences, if any, of the holders of shares of the series upon any liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation;

(7) the limitations, if any, applicable to such series which is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, the Common Stock or any other class of stock that does not rank senior to the shares of the series; and

(8) the voting rights, if any, to be provided for shares of the series.

FIFTH: The above-described amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Trulite, Inc., has caused this Certificate of Amendment to be executed in its corporate name by its President and attested by its Secretary, both thereto duly authorized, on this [ ] day of May, 2007.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Corporation’s President, Jonathan Godshall, has signed this Amendment this __ day of May, 2007.

By:
Jonathan Godshall, President

Attest:
John White, Secretary

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You are cordially invited to attend the
Annual Meeting of Stockholders of

TRULITE, INC.

To be held
Wednesday, May 23, 2007
9:30 a.m. Central Standard Time,
5 Houston Center
1401 McKinney Street, Suite 1900
Houston, Texas 77010

DETACH IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

TRULITE, INC.

Proxy Solicited on Behalf of the Board of Directors
for the 2007 Annual Meeting of Stockholders

The undersigned hereby appoints Jonathan Godshall, William Jackson Berger and Raymond Walker as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Trulite, Inc. to be held on May 23, 2007, at 9:30 a.m. Central Standard Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Trulite, Inc.

DETACH IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

✓	Please mark votes as in this example

The Board of Directors unanimously recommends a vote FOR each of the nominees listed below and
FOR Items 2 and 3.

1.	Election of Directors (Check only one box)

Nominees:	(01) Jonathan Godshall	(05) John Sifonis
	(02) William Jackson Berger	(06) John White
	(03) Richard K. Hoesterey	(07) W. Kyle Willis
(04) General Randolph House

FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES
☐	☐

☐
For all nominees except as written above

2.	To approve and adopt an amendment to our Certificate of Incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To approve and adopt the Second Amended and Restated Stock Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of the 2007 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

SIGNATURE(S) ________________________________________________	DATE	___________________________	, 2007

SIGNATURE(S) ________________________________________________	DATE	___________________________	, 2007

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.